Exhibit 99.1

For Immediate Release

For Further Information Contact:

James Edgemond at (240) 821-1991

Email: jedgemond@unither.com

UNITED THERAPEUTICS CORPORATION
ANNOUNCES EXECUTIVE LEADERSHIP CHANGES

•                  Roger Jeffs, Ph.D. steps down as President and Co-Chief Executive Officer

•                  David Zaccardelli, Pharm.D. steps down as Executive Vice President and Chief Operating Officer

•                  Michael Benkowitz promoted to President and Chief Operating Officer

•                  Martine Rothblatt, Ph.D. remains Chairman of the Board and becomes Sole Chief Executive Officer

SILVER SPRING, MD and RESEARCH TRIANGLE PARK, NC, April 28, 2016:  United Therapeutics Corporation (NASDAQ: UTHR) announced today that Roger Jeffs, Ph.D. has stepped down as the company’s President and Co-Chief Executive Officer and David Zaccardelli, Pharm.D. has stepped down as the company’s Executive Vice President and Chief Operating Officer. These departures will become effective June 26, 2016. In addition, Dr. Jeffs will not stand for re-election to the company’s Board of Directors when his current term expires at the 2016 Annual Meeting of Shareholders, which is to be held on June 21, 2016. Dr. Jeffs will become a Senior Advisor to the company.

Michael Benkowitz, the company’s current Executive Vice President, Organizational Development, has been appointed by the Board to become the company’s President and Chief Operating Officer, also effective June 26, 2016. Martine Rothblatt, Ph.D., will remain Chairman of the company’s Board, and will resume her previous role as sole Chief Executive Officer.

“I want to thank Dr. Jeffs and Dr. Zaccardelli for their many contributions to United Therapeutics over the years, and am particularly pleased that Dr. Jeffs will remain involved in guiding the company as a Senior Advisor,” said Dr. Rothblatt. “Furthermore, I am very pleased that our Board has named Mr. Benkowitz to become our President and Chief Operating Officer. As Executive Vice President, Organizational Development for the past five years, Mr. Benkowitz has proven his ability to help guide a growing organization like United Therapeutics.”

“The Board of Directors extends its gratitude to Dr. Jeffs and Dr. Zaccardelli for their immense contributions to our company, and we look forward to continuing our relationship with Dr. Jeffs as a Senior Advisor,” said Christopher Patusky, Lead Independent Director and Vice Chairman of the Board of Directors. “We are also very pleased with the promotion of Mr. Benkowitz, who has proven himself an invaluable asset to United Therapeutics.”

Mr. Benkowitz joined United Therapeutics in 2011 as the company’s Executive Vice President, Organizational Development. In this role, he currently heads most companywide administrative functions, including human resources, information technology, corporate real estate and risk management. He is also responsible for many of the company’s business development efforts in organ transplantation, and oversees several of the company’s key collaborations in this area.

Dr. Jeffs said, “It has been an honor to work with Dr. Rothblatt and our outstanding leadership team at United Therapeutics for the past 18 years, and I am extremely proud of the company’s accomplishments. As we approach the company’s 20th anniversary this summer, I believe now is the right time for this change in leadership. With Dr. Rothblatt’s visionary leadership and Mr. Benkowitz’ proven ability to manage a growing organization, I am confident that United Therapeutics remains strongly positioned for continued success.”

About United Therapeutics

United Therapeutics Corporation is a biotechnology company focused on the development and commercialization of innovative products to address the unmet medical needs of patients with chronic and life-threatening diseases. [uthr-g]

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements regarding United Therapeutics’ executives and their expected contributions to the company’s future. These forward-looking statements are subject to certain risks and uncertainties and are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K, which could cause actual results to differ materially from anticipated results. We are providing this information as of April 28, 2016, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason.

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